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                                                                    EXHIBIT 1(a)



                            DEALER-MANAGER AGREEMENT
                                      WITH
                             ANTHEM SECURITIES, INC.

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                             ANTHEM SECURITIES, INC.
                            DEALER-MANAGER AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                    PAGE

1.       Description of Units.........................................................................1
2.       Representations, Warranties and Agreements of the Managing General Partner...................1
3.       Grant of Authority to the Dealer-Manager.....................................................2
4.       Compensation and Fees........................................................................2
5.       Covenants of the Managing General Partner....................................................3
6.       Representations and Warranties of Dealer-Manager.............................................3
7.       State Securities Registration................................................................7
8.       Expense of Sale..............................................................................7
9.       Conditions of Your Duties....................................................................7
10.      Conditions of the Managing General Partner's Duties..........................................8
11.      Indemnification..............................................................................8
12.      Representations and Agreements to Survive Delivery...........................................8
13.      Termination..................................................................................9
14.      Notices......................................................................................9
15.      Format of Checks/Escrow Agent................................................................9
16.      Transmittal Procedures.......................................................................9
17.      Parties.....................................................................................10
18.      Relationship................................................................................10
19.      Effective Date..............................................................................10
20.      Entire Agreement, Waiver....................................................................10

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Exhibit A - Escrow Agreement
Exhibit B - Selling Agent Agreement

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                             ANTHEM SECURITIES, INC.

                            DEALER-MANAGER AGREEMENT
                                 (Best Efforts)


       RE:        ATLAS AMERICA PUBLIC #10 LTD.

Anthem Securities, Inc.
P.O. Box 926
Coraopolis, Pennsylvania 15108-0926

Gentlemen:

     The undersigned, Atlas Resources, Inc. ( the "Managing General Partner"), on behalf of ATLAS AMERICA PUBLIC #10 LTD., hereby confirms its agreement with you as Dealer-Manager as follows:

1. DESCRIPTION OF UNITS. The Managing General Partner has formed a limited partnership known as Atlas America Public #10 Ltd. (the "Partnership"), which will issue and sell Units in the Partnership (the "Units") at a price of $10,000 per Unit. Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000, there will be two closings, which are tentatively set for November 1, 2001 (the "Initial Closing Date"), and December 31, 2001.

         No subscriptions to the Partnership will be accepted after receipt of the maximum subscription proceeds of $25,000,000 or December 31, 2001, whichever event occurs first (the "Offering Termination Date").

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner represents and warrants to and agrees with you that:

         (a) The Units have been or will be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

         (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives such information and documents as the Managing General Partner deems appropriate to comply with the Act and applicable state securities ("blue sky") laws.

         (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership ("Partnership Agreement") set forth as Exhibit (A) to the offering circular (the "Prospectus") and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnership or of any jurisdiction to the laws of which the Partnership is subject.

         (d) The Partnership was duly formed pursuant to the laws of the Commonwealth of Pennsylvania and is validly existing as a limited partnership in good standing under the laws of Pennsylvania with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems such qualification necessary to assure limited liability of the limited partners.

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         (e)      The Prospectus, as heretofore or hereafter supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3. GRANT OF AUTHORITY TO THE DEALER-MANAGER. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Managing General Partner hereby appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units on a "best efforts" basis in all states other than:

         (a)      Minnesota; and

         (b)      New Hampshire.

         In all states, other than Minnesota and New Hampshire, you agree to use your best efforts to effect such sales and to form and manage a selling group composed of soliciting broker-dealers ("Selling Agents"), each of which shall be a member of the National Association of Securities Dealers, Inc. ("NASD"), pursuant to "Selling Agent Agreements" in substantially the form attached hereto as Exhibit "B."

         The Managing General Partner shall have three business days after the receipt of an executed Selling Agent Agreement to refuse that Selling Agent's participation.

4.       COMPENSATION AND FEES.

         (a) As Dealer-Manager you shall receive from the Partnership the following fees and other compensation based on each Unit sold to investors who are situated and/or residents in states other than Minnesota and New Hampshire and accepted by the Managing General Partner:

                  (i)    a 2.5% Dealer-Manager fee;

                  (ii)   a 7.0% Sales Commission;

                  (iii)  a .5% reimbursement of marketing expenses; and

                  (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

         (b) The 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% reimbursement of bona fide accountable due diligence expenses shall be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee shall be reallowed to the wholesalers for subscriptions obtained through the wholesalers' effort.

         (c) Notwithstanding the foregoing, the Managing General Partner, its officers, directors and Affiliates, and investors who buy Units through the officers and directors of the Managing General Partner may subscribe to Units for a subscription price reduced by the 2.5% Dealer-Manager fee, the 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses which will not be paid to you. Also, the following investors may subscribe to Units for a subscription price reduced by the 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses, which will not be paid to you, although their subscription price will not be reduced by the 2.5% Dealer-Manager fee which will be paid to you:

                  (i)    registered investment advisors and their clients; and

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                  (ii)   Selling Agents and their registered representatives and
                         principals.

         (d) Pending receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000 excluding:

                  (i) any optional subscription by the Managing General Partner and its Affiliates; and

                  (ii) the subscription discounts set forth in Section 4(c) of this Agreement;

                  all proceeds received by you from the sale of Units shall be held in a separate interest bearing escrow account as provided in Section 15 of this Agreement.

                  Unless at least the minimum subscription proceeds of $1,000,000 as described above are received on or before the Offering Termination Date as described in Section 1 of this Agreement, the offering shall be terminated, in which event none of the fees, Sales Commissions and reimbursements set forth in Section 4(a) of this Agreement shall be payable to you and all funds advanced by purchasers shall be returned to them with interest earned. In addition, you shall deliver a termination letter in the form provided to you by the Managing General Partner to each of the subscribers and to each of the offerees previously solicited by you and the Selling Agents in connection with the offering of the Units.

                  (e) Except as otherwise provided above, the fees, Sales Commissions and reimbursements set forth in Section 4(a) of this Agreement, shall be paid to you within five business days after at least the minimum subscription proceeds of $1,000,000 as described above have been received by the Partnership and accepted by the Managing General Partner and the subscription proceeds have been released from the escrow account to the Managing General Partner. You shall reallow to the Selling Agents and the wholesalers their respective fees, Sales Commissions and reimbursements as set forth in Section 4(b) of this Agreement. Thereafter, your fees, Sales Commissions and reimbursements shall be paid to you and shall be reallowed to the Selling Agents and wholesalers as described above approximately every two weeks until the Partnership's Offering Termination Date and all your remaining fees, Sales Commissions and reimbursements shall be paid no later than fourteen business days after the Partnership's Offering Termination Date.

5. COVENANTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner covenants and agrees that:

         (a) The Managing General Partner shall deliver to you ample copies of the Prospectus and of all amendments or supplements to the Prospectus, heretofore or hereafter made, including all exhibits and other documents included therein.

         (b) If any event affecting the Partnership or the Managing General Partner occurs which in the opinion of the Managing General Partner should be set forth in a supplement to or an amendment of the Prospectus, then the Managing General Partner shall forthwith at its expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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6.       REPRESENTATIONS AND WARRANTIES OF DEALER-MANAGER. You, as the
         Dealer-Manager, represent and warrant to and agree with the Managing General Partner that:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

         (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

         (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

         (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD. You are duly registered as a broker/dealer in the states in which you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer pursuant to those registrations.

         (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Agents to comply with the provisions of the Act, insofar as the Act applies to your and their activities under this Agreement. Further, you and the Selling Agents shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2420, 2730, 2740, 2750, and Rules 2810(b)(2)
                  and (b)(3), which provide as follows:

                  Sec. (b)(2)
                  SUITABILITY

                           (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                           (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                                    (i)     have reasonable grounds to believe,
                                            on the basis of information obtained
                                            from the participant concerning his
                                            investment objectives, other
                                            investments, financial situation and
                                            needs, and any other information
                                            known by the member or associated
                                            person, that:

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                                            (a)      the participant is or will
                                                     be in a financial position
                                                     appropriate to enable him
                                                     to realize to a significant
                                                     extent the benefits
                                                     described in the
                                                     prospectus, including the
                                                     tax benefits where they are
                                                     a significant aspect of the
                                                     program;

                                            (b)      the participant has a fair
                                                     market net worth sufficient
                                                     to sustain the risks
                                                     inherent in the program,
                                                     including loss of
                                                     investment and lack of
                                                     liquidity; and

                                            (c)      the program is otherwise
                                                     suitable for the
                                                     participant; and

                                    (ii)    maintain in the files of the member
                                            documents disclosing the basis upon
                                            which the determination of
                                            suitability was reached as to each
                                            participant.

                           (C)      Notwithstanding the provisions of
                                    subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                  Sec. (b)(3)
                  DISCLOSURE

                           (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                           (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                                    (i)     items of compensation;

                                    (ii)    physical properties;

                                    (iii)   tax aspects;

                                    (iv)    financial stability and experience
                                            of the sponsor;

                                    (v)     the program's conflicts and risk
                                            factors; and

                                    (vi)    appraisals and other pertinent
                                            reports.

                           (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                                    (i)     the member or person associated with
                                            a member has reasonable grounds to
                                            believe that such inquiry was
                                            conducted with due care;

                                    (ii)    the results of the inquiry were
                                            provided to the member or person
                                            associated with a member with the
                                            consent of the member or members
                                            conducting or directing the inquiry;
                                            and

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                                    (iii)   no member that participated in the
                                            inquiry is a sponsor of the program
                                            or an affiliate of such sponsor.

                           (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

         (f) You and the Selling Agents have received copies of the Prospectus relating to the Units and you and the Selling Agents have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

         (g) You and the Selling Agents agree that you and the Selling Agents shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

         (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner, you agree and shall require any Selling Agent to agree to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Agent and you further agree and shall require any Selling Agent to further agree to include each supplement or amendment in all future deliveries of any Prospectus.

         (i) You agree to advise the Managing General Partner in writing of each state in which you and the Selling Agents propose to offer or sell the Units and you shall not nor shall you permit any Selling Agent to offer or sell Units in any state until you have been advised in writing by the Managing General Partner, or the Managing General Partner's special counsel, that the offer or sale of the Units has been qualified in the state or is exempt from the qualification requirements imposed by the state or qualification in the state is otherwise not required.

         (j) In connection with any offer or sale of the Units, you agree and shall require any Selling Agent to agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree and shall require any Selling Agent to agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement. You further agree and shall require the Selling Agents to further agree that you shall not provide and shall require the Selling Agents not to provide any written information, statements or sales literature other than the Prospectus, possibly the Managing General Partner's corporate profile, an "Atlas America Public #10 Ltd." powerpoint presentation and a brochure entitled "Atlas America Public #10 Ltd." (collectively referred to in this Agreement as the "Brochure"), and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner. Further, you agree and shall require any Selling Agent to agree not to make any untrue or misleading statements of a material fact in connection with the Units.

         (k) You agree to use your best efforts in the solicitation and sale of the Units and to coordinate and supervise the efforts of the Selling Agents and you shall require the Selling Agents to agree to use their best efforts in the solicitation and sale of the Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the

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                  Subscription Agreement and properly execute the Subscription
                  Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner to be completed by prospective purchasers.

                  Executed Subscription Agreements shall be delivered or mailed immediately to the Managing General Partner and must be received by the Managing General Partner at or before the Offering Termination Date.

                  The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds shall be transmitted as set forth in
                  Section 16 of this Agreement.

         (l) Although not anticipated, if you assist in any transfers of the Units, you shall comply, and you shall require any Selling Agent to comply, with the requirements of Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

         (m) Your representations and warranties made in this Agreement are and will be true and correct at the applicable closing date and that you will and have fulfilled all your obligations under this Agreement at the applicable closing date.

7. STATE SECURITIES REGISTRATION. Incident to the offer and sale of the Units, the Managing General Partner will either use its best efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the states requested by you pursuant to Section 6 (i) of this Agreement or use its best efforts in taking any necessary action and filing any necessary forms deemed reasonable by it which are required to obtain an exemption from qualification or registration in the states. Notwithstanding, the Managing General Partner may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. The Managing General Partner and its counsel will inform you as to the jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions; but the Managing General Partner has not assumed and will not assume any obligation or responsibility as to your right or any Selling Agent's right to act as a broker/dealer with respect to the Units in such jurisdictions.

         The Managing General Partner will provide to you and the Selling Agents for delivery to all offerees and purchasers and their representatives, any additional information, documents and instruments which the Managing General Partner deems necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in those states. The Managing General Partner will file all post-offering forms, documents or materials and take all other actions required by the states in which the offer and sale of Units have been qualified or are exempt or in which the Units have been registered. However, the Managing General Partner shall not be required to take any actions, make any filings or prepare any documents necessary or required in connection with your status or any Selling Agent's status as a broker/dealer under the laws of such states.

         The Managing General Partner shall provide you with copies of all applications, filings, correspondence, orders or other documents or instruments relating to any application for qualification, registration or other approval under applicable state or Federal securities laws for the offering.

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8.       EXPENSE OF SALE. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

         (a) The Managing General Partner shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of the Managing General Partner's attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states as set forth in Section 7 of this Agreement, or obtaining exemptions therefrom, even if this offering is not successfully completed.

         (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

9. CONDITIONS OF YOUR DUTIES. Your obligations under this Agreement shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date, of the representations and warranties of the Managing General Partner made in this Agreement and to the performance by the Managing General Partner of its obligations under this Agreement.

10. CONDITIONS OF THE MANAGING GENERAL PARTNER'S DUTIES. The Managing General Partner's obligations provided in this Agreement, including the duty to pay compensation as set forth in Section 4 of this Agreement, shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date of your representations and warranties made in this Agreement, and to the performance by you of your obligations under this Agreement, and to the additional condition that the Managing General Partner shall have received, at or before the applicable closing date, a fully executed Subscription Agreement for each prospective purchaser.

11.      INDEMNIFICATION.

         (a) You and the Selling Agents shall indemnify and hold harmless the Managing General Partner, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your agreements with the Selling Agents or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you and the Selling Agents shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         (b) The Managing General Partner shall indemnify and hold you and the Selling Agents harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling Agents may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Managing General Partner shall reimburse you and the Selling Agents for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

         (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

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         (d)      Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. If any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties. After the indemnified party shall have received notice from the agreed upon counsel that the defense under this paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Managing General Partner and you in this Agreement, and the indemnity agreements contained in Section 11 of this Agreement, shall survive the delivery, execution and closing of this Agreement, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Managing General Partner, or any of its officers, directors or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units under this Agreement.

13. TERMINATION. You shall have the right to terminate this agreement other than the indemnification provisions of Section 11 of this Agreement by giving notice as hereinafter specified any time at or before a closing date:

         (a) if the Managing General Partner has failed, refused, or been unable at or before the closing date, to perform any of its obligations under this Agreement; or

         (b) an event has materially and adversely affected the value of the Units.

         If you elect to terminate this Agreement other than the indemnification provisions of Section 11, then the Managing General Partner shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

         The Managing General Partner may terminate this Agreement, other than the indemnification provisions of Section 11 of this Agreement, for any reason and at any time by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter as hereinafter specified at or before a closing date.

14. NOTICES. All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing, and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at P.O. Box 926, 311 Rouser Road, Coraopolis, Pennsylvania 15108 or if sent to the Managing General Partner or on behalf of the Partnership, at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. FORMAT OF CHECKS/ESCROW AGENT. Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of this Agreement, the Managing General Partner and you and the Selling Agents agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Atlas America Public #10 Ltd., Escrow Agent, National City Bank of PA" as agent for the Partnership and you agree and shall require the Selling Agents to agree to comply with Rule 15c2-4 adopted under the Act of 1934.

         If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return the check, draft, or money order to the Selling Agent not later than the end of the next business day following its receipt by you. The Selling Agent shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Agent which conform to the foregoing instructions shall be transmitted by you pursuant to Section 16 "Transmittal Procedures," below.

         You represent that you have executed the Escrow Agreement and agree that you are bound by the terms of the Escrow Agreement executed by you, the Partnership and the Managing General Partner, a copy of which is attached to this Agreement as Exhibit "A".

16. TRANSMITTAL PROCEDURES. You and each Selling Agent shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term Selling Agent shall also include you as Dealer-Manager when you receive subscriptions from investors.

         (a) Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of this Agreement, the Selling Agents shall promptly, on receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to you, as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and original executed Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check, draft or money order to the Managing General Partner.

         (b) On receipt by you as Dealer-Manager of notice from the Managing General Partner that the minimum subscription proceeds of $1,000,000, as set forth in Section 4(d) of this Agreement, have been received, the Managing General Partner, you and the Selling Agent agree that all subscribers thereafter may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas America Public #10 Ltd.".

                  Thereafter, Selling Agents shall promptly, on receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to you as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and original executed Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and the original executed Subscription Agreement to the Managing General Partner.

17. PARTIES. This Agreement shall inure to the benefit of and be binding on you, the Managing General Partner, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Partnership, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase

18. RELATIONSHIP. This Agreement shall not constitute you a partner of the Managing General Partner or the Partnership or any general partner thereof, nor render the Managing General Partner or the Partnership liable for any of your obligations except as otherwise provided in this Agreement.

19. EFFECTIVE DATE. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

20. ENTIRE AGREEMENT, WAIVER. This Agreement constitutes the entire agreement between the parties to this Agreement and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth in this Agreement. Any party to this Agreement may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or any other provision of this Agreement.

If the foregoing correctly sets forth our understanding please so indicate in the space provided below for the purpose whereupon this letter shall constitute a binding agreement between us.

                                 Very truly yours,

                                 ATLAS RESOURCES, INC.,
                                 a Pennsylvania corporation


                        , 2001   By:
-----------------------              ------------------------------------------
Date                                 Jack L. Hollander, Vice President - Direct
                                     Participation Programs


                                 PARTNERSHIP

                                 ATLAS AMERICA PUBLIC #10 LTD.

                                 By: Atlas Resources, Inc.,
                                     Managing General Partner


                       , 2001    By:
-----------------------              -------------------------------------------
Date                                 Jack L. Hollander, Vice President - Direct
                                     Participation Programs


                                 DEALER-MANAGER

                                 ANTHEM SECURITIES, INC.,
                                 a Pennsylvania corporation


                       , 2001    By:
-----------------------              -------------------------------------------
Date                                 John S. Coffey, President

                                   EXHIBIT "A"

                          ATLAS AMERICA PUBLIC #10 LTD.

                                ESCROW AGREEMENT


        THIS AGREEMENT, made to be effective as of the _____ day of _________, 2001, by and among Atlas Resources, Inc., a Pennsylvania corporation (the "Managing General Partner"), Anthem Securities, Inc., a Pennsylvania corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager," Atlas America Public #10 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Partnership intends to offer publicly for sale to qualified investors (the "Investors") up to 2,500 limited partnership interests in the Partnership (the "Units"); and

       WHEREAS, each Investor will be required to pay his subscription in full on subscribing ($10,000 per Unit, however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions, with larger subscriptions permitted in $1,000 increments), by check, draft or money order except that the Managing General Partner, its officers, directors and Affiliates, and Investors who buy Units through the officers and directors of the Managing General Partner may subscribe to Units for a subscription price reduced by the 2.5% Dealer-Manager fee, the 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% reimbursement of the Selling Agents' (as that term is defined below) bona fide accountable due diligence expenses which will not be paid. Also, registered investment advisors and their clients and Selling Agents and their registered representatives and principals may subscribe to Units for a subscription price reduced by the 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% bona fide reimbursement of the Selling Agents' accountable due diligence expenses, which will not be paid, although their subscription price will not be reduced by the 2.5% Dealer-Manager fee which will be paid (the "Subscription Proceeds"); and

       WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") under which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Managing General Partner and Bryan Funding have executed an agreement ("Bryan Funding Dealer-Manager Agreement") under which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Bryan Funding has been authorized to select certain members in good standing of the NASD to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer-Manager Agreement," provide for compensation to participate in the offering of the Units, subject to the exceptions set forth above for certain Investors, which compensation includes, but is not limited to, for each Unit sold:

       (i)    a 2.5% Dealer-Manager fee;

       (ii)   a 7.0% Sales Commission;

       (iii)  a .5% reimbursement of marketing expenses; and

       (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses;

all or a portion of which will be reallowed to the Selling Agents and wholesalers; and

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates and the subscription discounts set forth above; and

       WHEREAS, the Units may also be offered and sold by the officers and directors of the Managing General Partner without receiving a Sales Commission or other compensation on their sales; and

       WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $25,000,000 or December 31, 2001, whichever event occurs first (the "Offering Termination Date"); and

       WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934 the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The Managing General Partner, the Partnership and the Dealer-Manager appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement and Escrow Agent agrees to serve in such capacity during the term and based on the provisions of this Agreement.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the minimum Subscription Proceeds of $1,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement of each Investor. Payment for each subscription for Units shall be in the form of a check made payable to "Atlas America Public #10 Ltd., Escrow Agent, National City Bank of PA." The Escrow Agent shall deliver a receipt to either:

         (a) Anthem and the Managing General Partner for each deposit of Subscription Proceeds made under this Agreement by Anthem;

         (b) Bryan Funding and the Managing General Partner for each deposit of subscription proceeds made under this Agreement by Bryan Funding; or

         (c) the Managing General Partner for each deposit of Subscription Proceeds made under this Agreement by the Managing General Partner.

3. INVESTMENT OF SUBSCRIPTION PROCEEDS. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent entitled "Armada Government Fund."

         Subscription Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5 of this Agreement, as the case may be.

4.       DISTRIBUTION OF SUBSCRIPTION PROCEEDS. If the Escrow Agent:

         (a) receives written notice from an authorized officer of the Managing General Partner that at least the minimum Subscription Proceeds of $1,000,000 have been received and accepted by the Managing General Partner; and

         (b) determines that Subscription Proceeds for at least $1,000,000 have cleared the banking system and are good;

         then the Escrow Agent shall promptly release and distribute to the Managing General Partner the escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in an escrow account.

         Any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to the Managing General Partner by the Escrow Agent as the Subscription Proceeds clear the banking system and become good.

5. SEPARATE PARTNERSHIP ACCOUNT. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager or the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.       DISTRIBUTIONS TO SUBSCRIBERS.

         (a) If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $1,000,000 have been received and accepted by the Managing General Partner by twelve p.m. (noon), local time, on December 31, 2001, or for any other reason, then the Managing General Partner shall so notify the Escrow Agent, and the Escrow Agent promptly shall distribute to each Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account.

         (b) If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent of the rejection, and the Escrow Agent shall promptly distribute to the Investor a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account.

7. COMPENSATION AND EXPENSES OF ESCROW AGENT. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix 1 to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner or the Dealer-Manager.

9. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement in carrying out or executing the purposes and intent of this Agreement. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party to this Agreement or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning Escrow Agent's duties and obligations under this Agreement, Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.

         The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

         If there is any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

         National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties to this Agreement.

         In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of any earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent. If the other parties to this Agreement are unable to agree on a successor or shall have failed to appoint a successor before the expiration of thirty days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

         On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement on the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.

12. NOTICE. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

         IF TO THE ESCROW AGENT:

                  National City Bank of Pennsylvania
                  Corporate Trust Department
                  National City Center LOC 25-166
                  Pittsburgh, Pennsylvania 15222-4802

                  Attention:    Mr. John C. Hoffman, Assistant Vice President

                  Phone: (412) 644-8401
                  Facsimile: (412) 644-7971

         IF TO THE MANAGING GENERAL PARTNER:

                  Atlas Resources, Inc.
                  311 Rouser Road
                  P.O. Box 611
                  Moon Township, Pennsylvania 15108

                  Attention:    Jack L. Hollander

                  Phone: (412) 262-2830
                  Facsimile: (412) 262-2820

         IF TO ANTHEM:

                  Anthem Securities, Inc.
                  311 Rouser Road
                  P.O. Box 926
                  Coraopolis, Pennsylvania 15108

                  Attention:  John S. Coffey

                  Phone: (412) 262-1680
                  Facsimile: (412) 262-7430

         IF TO BRYAN FUNDING:

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243

                  Attention:  Richard G. Bryan, Jr.

                  Phone: (412) 276-9393
                  Facsimile: (412) 276-9396

         Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

13.      MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (b) This Agreement is binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

         (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                             NATIONAL CITY BANK OF PENNSYLVANIA
                             As Escrow Agent


                             By:
                                 --------------------------------------------
                                 (Authorized Officer)



                             ATLAS RESOURCES, INC.
                             A Pennsylvania corporation

                             By:
                                 --------------------------------------------
                                 Jack L. Hollander, Vice President - Direct
                                 Participation Programs



                            ANTHEM SECURITIES, INC.
                            A Pennsylvania corporation

                    By:
                        -----------------------------------------------
                        John S. Coffey, President


                        BRYAN FUNDING, INC.
                        A Pennsylvania corporation

                    By:
                        -----------------------------------------------
                        Richard G. Bryan, Jr., President



                        ATLAS AMERICA PUBLIC #10 LTD.

                        By: ATLAS RESOURCES, INC.
                            Managing General Partner

                        By:
                            --------------------------------------------
                            Jack L. Hollander, Vice President - Direct
                            Participation Programs

                         APPENDIX I TO ESCROW AGREEMENT

                    COMPENSATION FOR SERVICES OF ESCROW AGENT


Escrow Agent annual fee per year or any part thereof                   $3,000.00

                                   EXHIBIT "B"

                             SELLING AGENT AGREEMENT
                          WITH ANTHEM SECURITIES, INC.




TO:
    -------------------------------------------



       RE: ATLAS AMERICA PUBLIC #10 LTD.


Gentlemen:

       Atlas Resources, Inc. ("Atlas"), is the Managing General Partner in a Pennsylvania limited partnership named Atlas America Public #10 Ltd. (the "Partnership"). The Units in the Partnership (the "Units") and the offering are described in the enclosed Prospectus dated ____________________, 2001 (the "Prospectus"). Prospectuses relating to the Units have been furnished to you with this Agreement.

       Our firm, Anthem Securities, Inc. (the "Dealer-Manager"), has entered into a Dealer-Manager Agreement for sales in all states other than Minnesota and New Hampshire, a copy of which has been furnished to you and is incorporated in this Agreement by reference, with the Managing General Partner and the Partnership under which the Dealer-Manager has agreed to form a group of National Association of Securities Dealers, Inc. (the "NASD") member firms (the "Selling Agents"), who will obtain subscriptions to the Partnership in all states other than:

         -     Minnesota; and

         -     New Hampshire

on a "best efforts" basis under the Securities Act of 1933, as amended (the "Act"), and the provisions of the Prospectus.

       You are invited to become one of the Selling Agents, on a non-exclusive basis. By your acceptance below you will have agreed to act in that capacity and to use your best efforts, in accordance with the following terms and conditions, to solicit subscriptions to the Partnership in all states other than:

         -     Minnesota; and

         -     New Hampshire.

This Agreement, however, shall not be construed to prohibit your participation as a selling agent in Minnesota and New Hampshire under a duly executed selling agent agreement entered into by you and any other authorized "Dealer-Manager" for the Partnership.

1. REPRESENTATIONS AND WARRANTIES OF SELLING AGENT. You, as a Selling Agent, represent and warrant to and agree with the Dealer-Manager that:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.

         (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

         (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

         (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD. You are duly registered as a broker/dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer under those registrations.

         (e) Pursuant to your appointment as a Selling Agent, you shall comply with all the provisions of the Act, insofar as the Act applies to your activities under this Agreement. Further, you shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2420, 2730, 2740, 2750, and Rules 2810(b)(2) and (b)(3), which provide as follows:

                  Sec. (b)(2)
                  SUITABILITY

                           (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                           (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                                    (i)     have reasonable grounds to believe,
                                            on the basis of information obtained
                                            from the participant concerning his
                                            investment objectives, other
                                            investments, financial situation and
                                            needs, and any other information
                                            known by the member or associated
                                            person, that:

                                            (a)      the participant is or will
                                                     be in a financial position
                                                     appropriate to enable him
                                                     to realize to a significant
                                                     extent the benefits
                                                     described in the
                                                     prospectus, including the
                                                     tax benefits where they are
                                                     a significant aspect of the
                                                     program;

                                            (b)      the participant has a fair
                                                     market net worth sufficient
                                                     to sustain the risks
                                                     inherent in the program,
                                                     including loss of
                                                     investment and lack of
                                                     liquidity; and

                                            (c)      the program is otherwise
                                                     suitable for the
                                                     participant; and

                                    (ii)    maintain in the files of the member
                                            documents disclosing the basis upon
                                            which the determination of
                                            suitability was reached as to each
                                            participant.

                           (C)      Notwithstanding the provisions of
                                    subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                  Sec. (b)(3)
                  DISCLOSURE

                           (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                           (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                                    (i)     items of compensation;

                                    (ii)    physical properties;

                                    (iii)   tax aspects;

                                    (iv)    financial stability and experience
                                            of the sponsor;

                                    (v)     the program's conflicts and risk
                                            factors; and

                                    (vi)    appraisals and other pertinent
                                            reports.

                           (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                                    (i)     the member or person associated with
                                            a member has reasonable grounds to
                                            believe that such inquiry was
                                            conducted with due care;

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

                                    (ii)    the results of the inquiry were
                                            provided to the member or person
                                            associated with a member with the
                                            consent of the member or members
                                            conducting or directing the inquiry;
                                            and

                                    (iii)   no member that participated in the
                                            inquiry is a sponsor of the program
                                            or an affiliate of such sponsor.

                           (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

         (f) You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

         (g) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

         (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner or the Dealer-Manager, you agree to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and you further agree to include each supplement or amendment in all future deliveries of any Prospectus.

         (i) In connection with any offer or sale of the Units, you agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree that you shall not provide any written information, statements or sales literature other than the Prospectus, possibly the Managing General Partner's corporate profile, an "Atlas America Public #10 Ltd." powerpoint presentation and a brochure entitled "Atlas America Public #10 Ltd." (collectively referred to in this Agreement as the "Brochure"), and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner. Further, you agree not to make any untrue or misleading statements of a material fact in connection with the Units.

         (j) You agree to use your best efforts in the solicitation and sale of the Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner or the Dealer-Manager to be completed by prospective purchasers.

                  The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds and executed Subscription Agreements shall be transmitted as set forth in Section 11 of this Agreement.

         (k) You shall comply with the requirements of Rules 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

         (l) Your representations and warranties made in this Agreement are and will be true and correct at the applicable closing date and you will have fulfilled all your obligations under this Agreement at the applicable closing date.

2.       COMMISSIONS.

         (a) Subject to the receipt of the minimum subscription proceeds of $1,000,000 as described in Section 4(d) of the Dealer-Manager Agreement, and the exceptions for sales to the Managing General Partner, its officers, directors and Affiliates, registered investment advisors and their clients, selling agents and their registered representatives and principals, and investors who buy Units through the officers or directors of the Managing General Partner as set forth in Section 4(c) of the Dealer-Manager Agreement, the Dealer-Manager is entitled to receive from the Partnership a 7.0% Sales Commission, a .5% reimbursement of marketing expenses and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses per Unit, based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer-Manager or the selling group formed by the Dealer-Manager and accepted by the Managing General Partner.

                  Subject to the terms and conditions set forth in this Agreement, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, the Dealer-Manager agrees to pay you a 7.0% cash commission, a .5% reimbursement of marketing expenses and a .5% reimbursement of your bona fide accountable due diligence expenses, per Unit on Units sold by you and accepted by the Managing General Partner, within seven business days after the Dealer-Manager has received the commissions and reimbursements on the subscriptions.

                  The Dealer-Manager is entitled to receive its commissions and reimbursements within five business days after the conditions described in Section 4(d) of the Dealer-Manager Agreement are satisfied, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 2001, or when the maximum subscription proceeds of $25,000,000 are received, as described in Section 1 of the Dealer-Manager Agreement, if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.

         (b) Notwithstanding anything in this Agreement to the contrary, you agree to waive payment of your Sales Commissions and reimbursements as set forth above in (a) until the Dealer-Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts under this Agreement is limited solely to the proceeds of the related amounts owed to it under the Dealer-Manager Agreement.

         (c) As provided in Section 4(d) of the Dealer-Manager Agreement, the Partnership will not begin operations unless it receives subscription proceeds of at least $1,000,000 by December 31, 2001. If this amount is not secured, nothing will be payable to you and all funds advanced by purchasers will be returned to them with interest earned, if any.

3. STATE SECURITIES REGISTRATION. The Managing General Partner may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Upon application to the Dealer-Manager you will be informed as to the jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or "Blue Sky" laws of the jurisdictions.

         Notwithstanding the foregoing, the Dealer-Manager, the Partnership and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker/dealer with respect to the Units in any jurisdiction.

4. EXPENSE OF SALE. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

         (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants, even if this offering is not successfully completed.

         (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

5. CONDITIONS OF YOUR DUTIES. Your obligations under this Agreement, as of the date of this Agreement and at the applicable closing date, shall be subject to the performance by the Dealer-Manager of its obligations under this Agreement and to the performance by the Managing General Partner of its obligations under the Dealer-Manager Agreement.

6. CONDITIONS OF DEALER-MANAGER'S DUTIES. The Dealer-Manager's obligations under this Agreement, including the duty to pay compensation as set forth in Section 2 of this Agreement, shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date of your representations and warranties made in this Agreement, and to the performance by you of your obligations under this Agreement, and to the additional condition that the Dealer-Manager shall have received, at or before the applicable closing date a fully executed Subscription Agreement for each prospective purchaser.

7.       INDEMNIFICATION.

         (a) You shall indemnify and hold harmless the Dealer-Manager, the Managing General Partner, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         (b) The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on the Dealer-Manager's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Dealer-Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

         (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. If any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties. After the indemnified party shall have received notice from the agreed on counsel that the defense under this paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Dealer-Manager and you in this Agreement, and the indemnity agreements contained in
         Section 7 of this Agreement, shall survive the delivery, execution and closing of this Agreement, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer-Manager within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units under this Agreement.

9. TERMINATION. You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7, by giving notice as hereinafter specified any time at or before a closing date:

         (a) if the Dealer-Manager shall have failed, refused, or been unable at or before the closing date, to perform any of its obligations under this Agreement; or

         (b) an event has materially and adversely affected the value of the Units.

         If you elect to terminate this Agreement, other than the indemnification provisions of Section 7 of this Agreement, the Dealer-Manager shall be promptly notified by you by telephone, telecopier, facsimile, or telegram, confirmed by letter.

         The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7 of this Agreement, for any reason and at any time by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter.

10. FORMAT OF CHECKS/ESCROW AGENT. Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement, the Dealer-Manager and you agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Atlas America Public #10 Ltd., Escrow Agent, National City Bank of PA" as agent for the Partnership and you agree to comply with Rule 15c2-4 adopted under the Act of 1934.

         If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions, then the Dealer-Manager shall return the check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer-Manager and you shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you under Section 11 "Transmittal Procedures," below.

         You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A."

11. TRANSMITTAL PROCEDURES. You shall transmit received investor funds in accordance with the following procedures.

         (a) Pending receipt of the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement, you shall promptly, on receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and original executed Subscription Agreement by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check, draft, or money order to the Managing General Partner.

         (b) On receipt by you of notice from the Managing General Partner or the Dealer-Manager that the minimum subscription proceeds of $1,000,000 as set forth in Section 4(d) of the Dealer-Manager Agreement have been received, you agree that all subscribers thereafter may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas America Public #10 Ltd.".

                  Thereafter, you shall promptly, on receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and original executed Subscription Agreement by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and the original executed Subscription Agreement to the Managing General Partner.

12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Dealer-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase.

13. RELATIONSHIP. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, the Partnership or of any other Selling Agent. This Agreement shall not constitute you a partner of the Managing General Partner, the Dealer-Manager, the Partnership or of any other Selling Agent, nor render the Managing General Partner, the Dealer-Manager, the Partnership or any general partner thereof, or any other Selling Agent liable for any of your obligations.

14. EFFECTIVE DATE. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

15. ENTIRE AGREEMENT, WAIVER. This Agreement constitutes the entire agreement between the parties to this Agreement and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth in this Agreement. Any party to this Agreement may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of the provision or any other provision of this Agreement.

16. NOTICES. Any communications from you shall be in writing addressed to the Dealer-Manager at P.O. Box 926, Coraopolis, Pennsylvania 15108-0926. Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.

17. ACCEPTANCE. Please confirm your agreement to become a Selling Agent under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

                                               Sincerely,

                                 , 2001        ANTHEM SECURITIES, INC.
---------------------------------



                                               By:
                                                   -----------------------------
                                                   John S. Coffey, President


ACCEPTANCE:

       We accept your invitation to become a Selling Agent under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Brochures and a copy of the Dealer-Manager Agreement referred to above.


                                 , 2001                                        ,
---------------------------------              ---------------------------------
                                               a(n)                corporation,
                                                   ---------------



ATTEST:

                                               By:
--------------------------------------             -----------------------------
(SEAL)                       Secretary                           , President
                                                   --------------


                                               ---------------------------------
                                               (Address)


                                               ---------------------------------

                                               ---------------------------------

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